SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the company                                 X
Filed by a Party other than the company              n

Check the appropriate box:
X  Preliminary Proxy Statement
n  Definitive Proxy Statement
n Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) n Definitive Additional Materials n Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                           THE ENCHANTED VILLAGE, INC.
                     (Name of company as Specified in its Charter)

                           THE ENCHANTED VILLAGE, INC.
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):
n $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) n $500
for each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3) n Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)    Title of each class of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed \ pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

   (4)    Proposed maximum aggregate value of transaction:
   (5)    Total fee paid:

n  Fee paid previously with preliminary materials.
n Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1)    Amount previously paid:
   (2)    Form, Schedule or Registration Statement No.:
   (3)    Filing Party:
\  (4)    Date Filed:

1

                           THE ENCHANTED VILLAGE, INC.
                        1407 North Fort Harrison, Suite F
                            Clearwater, Florida 33755
                                 (727) 469-8691



Dear fellow stockholder;

       According to our records, you have been a stockholder of The Enchanted Village, Inc., an inactive Delaware corporation, for many years. We have recently revived the company's charter and restored its corporate existence. We would like to restructure the company so that it will be suitable for use as a public shell. You are cordially invited to attend a Special Meeting of the Stockholders that will be held at 10:00 am on December 15, 2002, in our executive offices, located at 1407 Fort Harrison Avenue, Suite F, Clearwater, Florida.

       The company's business was originally conducted through of a chain of 15 retail stores that sold educational toys and related goods and services. After encountering financial difficulties, the company filed a voluntary petition under Chapter 11 of the Bankruptcy Act on April 24, 1987. Subsequently, the company voluntarily converted its' Chapter 11 case into a case in Chapter 7. At present, the company has no assets, liabilities, or ongoing business operations. As a result, your shares have been worthless for several years. At the meeting you will be asked to consider and vote upon our plan to restructure the company as a "public shell" that will then endeavor to implement a business combination with a suitable privately held company that has both business history and operating assets, and wants to be publicly held.

       If our plan is successfully implemented, you may be able to salvage some of the value that your Enchanted Village shares once represented. However, there can be no assurance our plan will be approved by the stockholders or successfully implemented. Even if our plan is approved and successfully implemented, there can be no assurance that the value of your Enchanted Village shares will increase significantly. In any event, we cannot implement our plans without stockholder approval. Therefore, it is critically important that you read the enclosed Proxy Statement and promptly mark your vote, sign and return your Proxy Card.

       While the elements of the plan will be presented to stockholders as separate proposals, the plan is an integrated whole and if all elements of the plan are not approved, we may abandon our restructuring proposals and liquidate the company. The specific matters to be considered by the stockholders are:

1. To consider and vote upon a series of proposed amendments to our Certificate of Incorporation that will be sequentially adopted for the purpose of:

a. Increasing our authorized capital to 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock;

b.       Reclassifying our Class A Common Stock as voting Common Stock;

c. Reclassifying our Convertible Series A $25 Preferred Stock as voting Common Stock;

d. Implementing a reverse split of our outstanding Common Stock in the ratio of one (1) new share for each 6,000 shares presently outstanding; and

e.     Implementing a 100 for 1 forward split of our Common Stock.

2. To ratify the adoption of amended and restated by-laws for our company that expressly authorize a single-member board of directors;

3. To elect Sally A. Fonner to serve as the sole director of our company until the next annual meeting of the stockholders, or until her successor is elected and qualified;

4. To authorize the payment of stock-based compensation to our officers, legal counsel and consultants in connection with the implementation of our business plan;
5.

     To authorize the sale of additional stock to related parties for cash that will be used to pay the costs of holding the meeting and implementing our business plan;

6. To approve a plan of operations that presumes the board of directors will exercise discretionary authority with respect to the sale of shares to related parties and the closing of a business combination transaction without first seeking the express consent or approval of the stockholders; and

7. To ratify the selection of Want & Ender CPA PC, as the Company's independent auditors for the current year.

       YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, REGARDLESS OF WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO PROMPTLY MARK YOUR VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR DESIRES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY, BY DELIVERING A SIGNED PROXY OF A LATER DATE TO THE COMPANY OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.




Sally A. Fonner, President and Sole Director

                             THE ENCHANTED VILLAGE, INC.
                        1407 North Fort Harrison, Suite F
                            Clearwater, Florida 33755

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held on December 15, 2002

       Notice is hereby given that a Special meeting of the stockholders of The Enchanted Village, Inc., an inactive Delaware corporation, will be held at 10:00 am on December 15, 2002, in our executive offices, located at 1407 Fort Harrison Avenue, Suite F, Clearwater, Florida, for the following purposes:

1. To consider and vote upon a series of proposed amendments to our Certificate of Incorporation that will be sequentially adopted for the purpose of:

a. Increasing our authorized capital to 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock;

b.     Reclassifying our Class A Common Stock as voting Common Stock;

c. Reclassifying our Convertible Series A $25 Preferred Stock as voting Common Stock;

d. Implementing a reverse split of our outstanding Common Stock in the ratio of one (1) new share for each 6,000 shares presently outstanding; and

e.     Implementing a 100 for 1 forward split of our Common Stock.

2. To ratify the adoption of amended and restated by-laws for our company that expressly authorize a single-member board of directors;

3. To elect Sally A. Fonner to serve as the sole director of our company until the next annual meeting of the stockholders, or until her successor is elected and qualified;

4. To authorize the payment of stock-based compensation to our officers, legal counsel and consultants in connection with the implementation of our business plan;

5. To authorize the sale of additional stock to related parties for cash that will be used to pay the costs of holding the meeting and implementing our business plan;

6. To approve a plan of operations that presumes the board of directors will exercise discretionary authority with respect to the sale of shares to related parties and the closing of a business combination transaction without first seeking the express consent or approval of the stockholders; and

7. To ratify the selection of Want & Ender CPA PC, as the Company's independent auditors for the current year.

       A record of stockholders has been taken as of the close of business on November 14, 2002, and only persons who were stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list is available and may be inspected prior to the meeting during normal business hours at the offices of the company, 1407 North Fort Harrison, Suite F, Clearwater, Florida 33755.

       Regardless of whether you expect to attend the meeting in person, please mark your vote, sign and date the enclosed Proxy Card and return it promptly in the enclosed stamped envelope that has been provided for your convenience.

Clearwater, Florida                    By Order of the Board of Directors
November 15, 2002                   Sally A. Fonner, President and Sole Director

                           THE ENCHANTED VILLAGE, INC.
                        1407 North Fort Harrison, Suite F
                            Clearwater, Florida 33755

                                 PROXY STATEMENT

       This proxy statement has been prepared for use in connection with the solicitation of proxies to be voted at a special meeting of stockholders of The Enchanted Village, Inc. that will be held in Clearwater, Florida on December 15, 2002. The proxy statement was mailed to all known stockholders of our company on November 15, 2002. The board of directors has called the meeting for the purpose of asking our stockholders to ratify certain recent corporate actions and consider a proposal to restructure our company as a "public shell" that will endeavor to implement a business combination with a suitable privately held company.

Outstanding capital stock

       At the date of this proxy statement, our outstanding capital stock consists of:

o   14,828,333 shares of Common Stock ("Common Stock");

o   3,167,550 shares of non-voting Class A Common Stock ("Class A Common"); and

o 164,450 shares of non-voting Convertible Series A $25 Preferred Stock ("Preferred Stock").

Shareholders entitled to vote

       Each share of Common Stock entitles the holder to one vote on each matter presented for consideration at the meeting.

       Each share of Preferred Stock entitles the holder to one vote on the proposed amendment to our Certificate of Incorporation that will reclassify the Preferred Stock. Holders of Preferred Stock will have no right to vote on the other matters presented for consideration at the meeting.

       Holders of Class A Common may attend the meeting, but will have no right to vote on any matters presented for consideration at the meeting.

Quorum requirements

       On the date of this Proxy Statement, 14,828,333 shares of Common Stock were issued, outstanding and entitled to vote. The required quorum for the meeting is a simple majority of our outstanding Common Stock. Stirling Corporate Services LLC ("Stirling"), the registered owner of 9,600,000 shares of Common Stock, has advised that one of its' officers will attend the meeting. Therefore the presence of a quorum is assured.

       While a simple majority of the outstanding Common Stock will constitute a quorum for the meeting, the proposed reclassification of our Preferred Stock cannot be considered unless the holders of a two-thirds majority of our outstanding Preferred Stock are also present in person or represented by proxy. We have been advised that the holders of a two-thirds majority of our outstanding Preferred Stock intend to submit proxies for the meeting.

Vote required

       Directors will be elected by a plurality of the votes cast at the meeting. The proposed amendment that will reclassify our Preferred Stock into Common Stock must be approved by:

o The holders of a majority of our outstanding Common Stock, voting separately as a class; and

o The holders of a two-thirds majority of our outstanding Preferred Stock, voting separately as a class.

       The holders of a majority of our outstanding Common Stock can approve the other proposed amendments. Proposals that do not amend our Certificate of Incorporation be decided by a simple majority of the votes cast.

Proxies and voting

       A form of proxy is enclosed. If properly executed and received in time for voting, your proxy will be voted in accordance with your instructions. If you fail to give specific instructions on one or more matters, your proxy will be voted in favor of all proposals. All stockholders who submit a proxy will be counted as present for purposes of determining the existence of a quorum.

       Sending in a signed proxy will not affect your right to attend the meeting nor will it preclude you from voting in person because the proxy is revocable at any time before the proxy is exercised. Any shareholder who signs a proxy has the power to revoke that proxy by giving written notice of revocation to the Secretary of the Company; by filing a later-dated proxy with the Secretary of the Company; or by appearing in person at the meeting and making a written demand to vote in person.

       Under Delaware law, the act of "voting" does not include recording the fact of abstention, regardless of whether the person entitled to vote characterizes the conduct as voting. Nevertheless, the legal effect of an abstention varies depending on the nature of the proposal:

o The proposed amendments to our Certificate of Incorporation must be approved by a majority of the shares entitled to vote. Therefore, abstentions on our amendment proposals will ordinarily have the same effect as a No vote.

o All other matters must be approved by a majority of the shares voted. Therefore abstentions on our other proposals will ordinarily be disregarded in the final tabulation.

       A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes, if any, will have the same general effect as abstentions.

Voting by Stirling

       Stirling owns 9,600,000 shares of Common Stock, and those shares will be counted in determining whether a quorum is present, Nevertheless, Stirling will not exercise independent voting authority with respect to its' shares until our company has completed a business combination with a private company. Instead, Stirling will vote its shares in accordance with a majority of the votes cast for or against each proposal by stockholders who were not officers, directors or affiliates of our company on January 31, 1987. Stirling will not consider abstentions and broker non-votes in its determination of the votes cast for or against a proposal.

       In connection with each stockholder vote, Stirling will refrain from voting its shares until the votes cast by previously unaffiliated stockholders have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority. Since all of the shares held by Stirling will be voted as a single block, each proposal will ultimately be approved or rejected by the holders of a majority of our outstanding Common Stock.

Rejection of proposals

       If the proposals that will be considered at the meeting are not approved, the company intends to abandon the restructuring plan and liquidate in accordance with Delaware law. In such an event, it is unlikely there would be any remaining assets available for distribution to the stockholders.


                            SPECIAL INSTRUCTIONS FOR
                 BROKERAGE FIRMS, CUSTODIANS AND OTHER NOMINEES.

       In connection with this proxy solicitation, we have made reasonable efforts to ascertain the identities and mailing addresses of the beneficial owners of our securities that are held in "street name" or other custodial accounts. Our transfer agent, the Depository Trust Company and ADP Proxy Services have encouraged brokerage firms and other custodians to analyze their client accounts for the purpose of restoring positions in our securities that were previously written off as worthless. Nevertheless, experience has shown that brokerage firms and custodians are not always able to readily identify and communicate with the beneficial owners of securities that have been written off. Accordingly, there is no assurance that the beneficial owners of securities held in custodial accounts will receive this proxy statement in a timely manner.

       Based on a review of the applicable SEC regulations and discussions with our transfer agent, DTC, ADP and the proxy departments of several large brokerage firms, we have concluded that the most appropriate response from other custodians who hold our shares for the accounts of unidentified or unlocatable clients will be to appear by proxy with respect to all such shares, and to abstain from voting any shares of that are held for the accounts of unidentified or unlocatable clients. If custodians follow this procedure, we believe that (i) custodians will not be required to exercise authority on behalf of unidentified or unlocatable clients, and (ii) the ultimate decision making authority with respect to the proposals included in this proxy statement will be vested in a majority of the identifiable and locatable owners of our securities who receive actual notice of the meeting and vote on the proposals set forth herein.

       Brokerage firms and other custodians are urged to appear by proxy with respect to all of our equity securities that are held by them for the benefit of clients, but to refrain from voting any equity securities that are held for the account of unidentified or unlocatable clients. This action will help assure the presence of a quorum and vest the ultimate decision making authority in those holders of our equity securities who receive actual notice of the meeting and vote with respect to the proposals set forth herein.


                        CORPORATE BACKGROUND INFORMATION

Introduction

       Our company was incorporated in Delaware in March 1982. In July 1983, we completed an initial public offering of Common Stock that was registered on Form S-18. In May 1984 we filed a Form 8-A to register our Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act"). In April 1986, we completed a second public offering of Class A Common and Convertible Preferred Stock that was registered on Form S-1.

       We conducted our business through of a chain of 15 retail stores that sold educational toys and related goods and services. After encountering financial difficulties, we filed a voluntary petition under Chapter 11 of the Bankruptcy Act on April 24, 1987 in the U.S. Bankruptcy Court for the Eastern District of New York, (case no. 887-70613). On May 11, 1988, we converted our Chapter 11 case into a Chapter 7 case, which resulted in the liquidation of our business. In connection with the conversion of our Chapter 11 case to a Chapter 7 case, all of our properties were transferred to the trustee on May 11, 1988 and we terminated our business operations. Our Chapter 7 case was closed by an order of the Court on April 14, 1992 and the trustee was discharged.

       Since, we did not file franchise tax returns with or pay any franchise taxes to the State of Delaware during the pendancy of our bankruptcy case, our Certificate of Incorporation was revoked by order of the Secretary of State of the State of Delaware on March 1, 1989.

       While our former management did not file a Form 15 to terminate our reporting obligations under the Exchange Act, we did not file any of the documents or reports required by Sections 13 or 15(d) of the Exchange Act between May 1988 and July 2002. As a result, we remained subject to the reporting requirements of the Exchange Act but were delinquent in our SEC reporting obligations.

       On April 18, 2002, Karen H. Mounts and Stirling Corporate Services, LLC ("Stirling"), commenced a civil action in the Delaware Court of Chancery demanding an annual meeting of the stockholders. On May 20, 2002, the Court of Chancery, acting in accordance with ss.211 of the General Corporation Law of Delaware, ordered an annual meeting of our company's stockholders. The meeting was duly noticed in accordance with the order of the Court of Chancery and held in Wilmington Delaware on June 18, 2002.

       The Court of Chancery order provided that notwithstanding the quorum requirements of our bylaws, the stockholders who attended the meeting in person would constitute a quorum for the election of directors. Two stockholders who collectively owned a total of 1,050 shares of Common Stock attended and participated in the meeting. The only action taken at the meeting was the election of three new directors who assumed office immediately after the meeting. The following table identifies our newly elected directors:

              Name                          Age                   Residence
       Sally A. Fonner                      53                Dunedin, Florida
       Michael Manion                       52                Apopka, Florida
       Robert R. Williams                   72                Bowie, Maryland

       A meeting of the newly elected board of directors was called and held immediately after the completion of the stockholders meeting. At this meeting, the newly elected board voted to revive and restore our Certificate of Incorporation in accordance with Delaware law; and to adopt amended and restated by-laws for our company that expressly authorize a single-member board of directors. Then, Messrs. Manion and Williams resigned from the board and Ms. Fonner, acting as our sole remaining director, took the following additional actions:

o She determined that it was in the best interest of our company and our stockholders to sell 9,600,000 shares of Common Stock and 1,400,000 shares of Class A Common to Stirling for a total consideration of $30,000, consisting of $6,724 in cash and a release of Stirling's claims for $23,276 in out-of-pocket costs associated with obtaining the Court order and holding the meeting;

o She determined that it was in the best interest of our company and our stockholders to file certain reports and other documents under the Exchange Act; and

o She determined that it was in the best interest of our company and our stockholders to develop a plan to restructure our company as a public shell that would subsequently seek to engage in a merger or other business combination with a private company that wants to become publicly held.

       We filed a Certificate of Revival and Restoration of the company's Certificate of Incorporation with the Secretary of State of the State of Delaware on June 27, 2002. As a result, the company is now duly organized, validly existing and in good standing under the laws of the State of Delaware. On July 3, 2002, we filed an omnibus report on Form 10-K as of May 11, 1988 and for the fiscal years ended January 31, 1989 through 2002. Our omnibus report on Form 10-K and other SEC filings cannot wholly expunge our earlier delinquencies. Moreover, we will not be considered "current" with respect to our Exchange Act reporting obligations until we have filed all necessary reports for a period of one-year.


                          Security Ownership of Certain
                        Beneficial Owners and Management

       On June 30, 2002, our outstanding equity securities included 5,228,333 shares of voting Common Stock; 1,767,550 shares of non-voting Class A Common and 164,450 shares of non-voting Preferred Stock.

       On July 2, 2002, we sold 9,600,000 shares of Common Stock and 1,400,000 shares of Class A Common to Stirling for an aggregate consideration of $30,000, consisting of $6,724 in cash and a release of Stirling's claims for $23,276 in out-of-pocket costs associated with holding our June stockholders' meeting. As a result, Stirling currently owns 64.74% of our Common Stock and 44.20% of our Class A Common. Stirling does not own any shares of our Preferred Stock. Sally
A. Fonner, an officer and principal stockholder of Stirling, also serves as the president and sole director of our company.

       We have 14,828,333 shares of Common Stock outstanding on the date of this proxy statement. The following table presents certain information regarding the beneficial ownership of our Common Stock by (i) each person known to own more than 5% of such securities, (ii) each of our directors, and (iii) all directors and officers as a group. Unless otherwise noted, we believe that each of identified stockholders has sole investment and voting power with regard to the securities listed opposite his name.

           Name of                                  Amount and Nature of                          Percent
      Beneficial Owner                              Beneficial Ownership                         of Class
Bernard Tessler (1)                                      2,548,000                                   16.51%

Stirling Corporate Services LLC (2)                      9,600,000                                   64.74%

Sally Fonner (2)(3)                                      9,600,000                                   64.74%


All officers & directors as a group                      9,600,000                                   64.74%

(1) 310 East Shore Road, Great Neck, New York 11023 (2) 1407 North Fort Harrison, Suite F, Clearwater, Florida 33755.
(3) Sally A. Fonner, the president and sole director of our company, is an officer and principal stockholder of Stirling and may be deemed to be a beneficial owner of the shares held by Stirling.


                           SUMMARY DESCRIPTION OF PLAN

Outstanding capital stock

       At the date of this proxy statement, our outstanding capital stock consists of:

o  14,828,333 shares of Common Stock ("Common Stock");

o  3,167,550 shares of non-voting Class A Common Stock ("Class A Common"); and

o 164,450 shares of non-voting Convertible Series A $25 Preferred Stock ("Preferred Stock").

Reasons for restructuring proposal

       We believe the existence of three classes of equity securities will significantly impair our company's utility as a public shell. We also believe a total capitalization of less than 20,000,000 shares is very important for a small public company. Since the owners of a suitable Target will typically want to own 90% to 95% of the stock of the combined companies, we believe it will be necessary to affect a reverse split of approximately 1 for 60 to properly position our company as a viable public shell.

       In connection with their evaluation of our stockholder list, our new management team discovered that a simple reverse split of 1 for 60 would leave our company with approximately 30 "round lot" stockholders (i.e. persons who own more than 100 shares) and over 900 "odd lot" stockholders (i.e. persons who hold less than 100 shares). We believe that an inordinately high percentage of odd lot holders would be very undesirable to potential targets because odd lot holders:

o  Are not counted as "stockholders of record" for market listing purposes;

o  Are frequently unable to sell their shares in the OTC or Nasdaq markets;
   and

o Significantly increase a company's mailing and communication costs.


       Therefore our new management team decided that the best solution would be to propose a three-step reverse-split and amendment process that will eliminate the odd lot stockholder problem; establish a reasonable authorized capital structure for the company; and simplify, update and restate our Certificate of Incorporation.

Procedural details of restructuring proposal

       As the first step in our restructuring process, we propose to amend our Certificate of Incorporation to:

o Increase our authorized capital stock to 50,000,000 shares of $.002 par value Common Stock and 5,000,000 shares of $1.00 par value preferred stock;

o Convert our outstanding Class A Common into voting Common Stock; and

o Convert our outstanding Preferred Stock into voting Common Stock.
Upon completion of the first step in the restructuring process, our company will have a single class of securities outstanding and all of our stockholders will own voting Common Stock.

       As the second stage of our restructuring plan, we propose to amend our Certificate of Incorporation to implement a reverse split of our outstanding Common Stock in the ratio of 1 share for every 6,000 shares presently outstanding. We will not purchase fractional shares for cash or issue scrip to the holders of fractional shares. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next highest whole number. Upon completion of the second step in the restructuring process, every record stockholder will own at least one whole share.

       As the third stage of our restructuring plan, we propose to amend our Certificate of Incorporation to implement a 100 for 1 forward split of the shares outstanding upon completion of the second step. Upon completion of the third step, every record stockholder will own at least one hundred shares of New Common and our company will have a total of 502,300 shares of New Common outstanding.

Vote required to approve proposals

       Proposal to reclassify Preferred Stock. The proposal to reclassify our outstanding Preferred Stock will materially and adversely affect the rights of the holders. Accordingly, the holders of a majority of those shares, voting separately as a class, must approve the proposed reclassification. The holders of a majority of our Common Stock, voting separately as a class, must also approve the proposed reclassification of the Preferred Stock. If either class of stockholders withholds their consent, the proposed reclassification cannot occur.

       All other proposals. Since the proposals to increase our authorized capital; reclassify our Class A Common; implement a 1 for 6,000 reverse split; and implement a 100 for 1 forward split will not adversely affect the rights of any other class of stockholders, the holders of a majority of our Common Stock will be able to approve the proposals without the consent of any other class of stockholders.

Effect of restructuring proposal on certain stockholders

       The implementation of a reverse split followed by a forward split does not treat all stockholders equally. If we were to reclassify the Class A Common and Preferred Stock and then affect a simple 1 for 60 reverse split, our company would have 412,444 shares outstanding. However, since we propose to implement a 1 for 6,000 reverse split followed by a 100 for 1 forward split, our company will have 502,300 shares of New Common outstanding. Substantially all of the benefit arising from this procedure will inure to the benefit of stockholders who currently own fewer than 6,000 shares and would become odd lot stockholders if a simple 1 for 60 reverse split were implemented. The following table illustrates the impact of this procedure on our principal stockholders.

                                Common       Class A     Preferred      Pre-restructuring       New Common
                                Stock       Stock (1)    Stock (2)      Total   Percent       Shares   Percent
Bernard Tessler                2,448,000                               2,448,000   9.89%       40,900    8.14%
Cede & Co. (3)                 1,763,932    1,529,485   5,834,752      9,128,169  36.89%      152,200   30.30%
Stirling Corporate Services    9.600,000    1,400,000                 11,000,000  44.45%      183,400   36.51%

(1)    Based on a one for one reclassification of the Class A Common.
(2) Based on 164,450 outstanding shares of Preferred Stock and the current conversion ratio of 41.05 shares of Class A Common for each share of Preferred Stock.
(3) Under Delaware law, Cede & Co. and other depository institutions will be treated as a single stockholder. Therefore, the beneficial owners of shares held by Cede & Co. and other depository institutions will suffer the same level of dilution as our principal stockholders.

       Stirling and our company's other large stockholders will bear the bulk of the dilution associated with our proposed restructuring procedures. Nevertheless, our new management team believes that the advantages of having a large number of "round lot" stockholders justify the disproportionate benefit to be derived by our company's smaller stockholders.


                        COMPENSATION TO STIRLING, MS. FONNER AND CONSULTANTS

       We will incur a variety of direct operating expenses including the fees charged by our transfer agent and auditors, the costs of communicating with our stockholders and the costs of maintaining an information website for our stockholders and other interested parties. Our company will also be obligated to reimburse Stirling, Ms. Fonner, our legal counsel and certain consultants for the out-of-pocket expenses they incur on our behalf. There is no limit on the amount of allowable expense reimbursements and Ms. Fonner will have the sole authority to review and approve of the reasonableness of such expenses.

       Cash compensation. If the stockholders approve our plan, our company will agree to pay substantial cash compensation to Stirling, Ms. Fonner, legal counsel and certain consultants. Ms. Fonner will have the unilateral authority to negotiate the underlying compensation agreements and her decisions will not be subject to review by the stockholders. Since Ms. Fonner is both an officer and principal stockholder of Stirling and the sole director of our company, the proposed compensation arrangements summarized below present significant potential for conflicts of interest. Notwithstanding the foregoing, Ms. Fonner believes the proposed arrangements are fair and reasonable in light of our limited financial resources, the speculative nature of our proposed activities and the fact that we will not be able to pay any cash compensation unless we negotiate a business combination with at target that is willing to pay any accrued but unpaid compensation amounts.

       The following table summarizes the cash compensation our company will agree to pay to Stirling, Ms. Fonner, legal counsel and consultants.

                                            Summary of Cash Compensation and Other Payments

                                                   Monthly     Annual           One-time        Two-year
Stirling Corporate Services (2)(3)                  amount     amount           payments        Total (1)

  Administrative fees                               $5,000      $60,000                         $120,000
  Out-of-pocket expenses                            actual       actual                            actual

Sally A. Fonner (2)(4)
  Officer's and Directors' fees                    $10,000     $120,000                         $240,000
  Out-of-pocket expenses                            actual       actual                            actual

Legal Counsel (5)
  Fees and expenses of Delaware counsel                                          $10,000         $10,000
  Preparation of our Form 10-K                                                   $25,000         $25,000
  Preparation of our proxy statement                                             $35,000         $35,000
  Review of our future SEC reports                  $5,000      $60,000                         $120,000
  Out-of-pocket expenses                            actual       actual                            actual

Other consultants and advisors (6)                 unknown      unknown          unknown          unknown


Grand totals                                       $20,000     $240,000          $70,000        $550,000


(1) Assumes that we will require a period of two years to identify a target and close a business combination.
(2) Our agreements with Stirling and Ms. Fonner will have initial terms of two years, provide for a fixed monthly compensation and provide for a lump sum bonus equal to any unearned compensation if we close a business combination before the expiration of the initial term.
(3) Stirling will provide all necessary office facilities and equipment, manage our day-to-day operations and manage our accounting and reporting functions. Stirling has agreed to carry the bulk of its fees as an account receivable until we complete a business combination.
(4) Ms. Fonner has agreed to carry the bulk of her fees as an account receivable until we complete a business combination. (5) Petersen & Fefer, the law firm that will represent us in connection with certain SEC matters, has agreed to carry the bulk of their fees as an account receivable until we complete a business combination.
(6) I In light of our limited financial resources, we are unlikely to enter into consulting or advisory agreements that require the payment of substantial cash fees.


       We are unlikely to enter into a business combination with a potential target that is unwilling to pay all or at least a substantial portion of the accrued cash compensation to Stirling, Ms. Fonner, legal counsel and third party consultants. With the exception of their accrued compensation, Stirling, Ms. Fonner and their respective affiliates will not receive any direct or indirect compensation from a target, or any officer, director, affiliate or associate of a target in connection with a business combination. While a target may decide to retain Stirling, Ms. Fonner or one or more of their respective affiliates to provide future services for the combined companies, Stirling, Ms. Fonner and their respective affiliates cannot require a target to enter into such an agreement as condition of a proposed business combination.

       Stock based compensation. If the stockholders approve our plan, our company will agree to issue up to 300,000 shares of New Common to Ms. Fonner, legal counsel and consultants as partial compensation for services. Ms. Fonner will have the unilateral authority to negotiate the underlying compensation agreements and her decisions will not be subject to review by the stockholders. Since Ms. Fonner is both an officer and principal stockholder of Stirling and the sole director of our company, the proposed compensation arrangements summarized below present significant potential for conflicts of interest. Notwithstanding the foregoing, Ms. Fonner believes the proposed arrangements are fair and reasonable in light of our company's limited financial resources, the speculative nature of our proposed activities and the speculative value of our New Common.

       The following table summarizes the stock based compensation our company will agree to pay to Stirling, Ms. Fonner, legal counsel and consultants.


                                                  Summary of Stock-based Compensation
                                                   Monthly     Annual           One-time        Two-year
                                                   amount      amount           payments        Total (1)
Sally A. Fonner

  Officer's and Director's fees                      5,000       60,000                           120,000

Legal Counsel
  Preparation of our Form 10-K                                                    30,000           30,000
  Preparation of our proxy statement                                              40,000           40,000
  Review of our future SEC reports                   1,250       15,000                            30,000

Other consultants and advisors                                                                     80,000


Grand totals                                         6,250       75,000           70,000          300,000


(1) Assumes that we will require a period of two years to identify a target and close a business combination.
(2) Our agreement with Ms. Fonner will have an initial term of two years, provide for a fixed monthly compensation and provide for a lump sum bonus equal to any unearned compensation if we close a business combination before the expiration of the initial term.

       The shares of New Common specified in the table will be issued in transactions that are exempt from registration under ss.4(2) of the Act. When we negotiate a business combination, the underlying agreements will probably require the combined companies to register the resale of those securities under the Act. In the absence of a registration rights agreement, the recipients of the shares specified above may be unable to resell their shares.

       Additional stock sales to Stirling. Stirling paid $6,724 in cash and released reimbursement claims for $23,276 in out-of-pocket costs when it purchased 9,600,000 shares of Common Stock and 1,400,000 shares of Class A Common. Based on current estimates, we believe our company will need approximately$30,000 in additional cash to pay the out-of-pocket costs associated with conducting the meeting and implementing our business plan. Until the meeting date, Stirling intends to advance funds to our company on an as-needed basis. If the stockholders approve our plan, Stirling will make an additional lump-sum contribution to our company in an amount sufficient bring its' total additional contribution up to $30,000. In return for these additional cash contributions, Stirling will be entitled to receive 250,000 shares of New Common. The $0.12 per share cash price that Stirling will pay for these additional shares is equal to the original par value of our Common Stock. Since the market value of our New Common may be more than $0.12 per share after meeting, the additional stock sale to Stirling may be viewed as a related party transaction that confers a compensatory benefit.

       Brokerage commissions and finder's fees. We have no cash resources that can be used to pay brokerage commissions or finders' fees associated with a business combination. In addition, if we agree to pay stock-based brokerage commissions or finders' fees, those stock issuances will reduce the number of shares of New Common that would otherwise be available to the owners of a target. Under these circumstances, we believe the target must bear the ultimate responsibility for all decisions respecting the payment of brokerage commissions and finders' fees and our company not enter into any binding agreements without the express consent of the target.

       We will not pay brokerage commissions, finders' fees or similar compensation to Stirling, Ms. Fonner or any of their respective employees and affiliates. Our company and our officers will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker-dealers without first obtaining an opinion of legal counsel that broker-dealer registration is not required under the circumstances.


                               PROPOSED OPERATIONS

       If the stockholders approve the plan described in this proxy statement, we believe it may be possible to recover some stockholder value by restructuring the company as a public shell that will then attempt to negotiate a business combination transaction with a suitable privately held company.

       If our stockholders approve the plan, we will seek, investigate and, if the results of such investigation warrant, effect a business combination with a suitable privately held company or other business opportunity. Our proposed operations are sometimes referred to as a "blind pool" because our stockholders will not ordinarily have an opportunity to analyze the various business opportunities presented to us, or to approve or disapprove the terms of any business combination transaction that we may negotiate. Consequently, our potential success will be primarily dependent on the efforts and abilities of our new management team, who will have virtually unlimited discretion in searching for, negotiating and entering into a business combination transaction.

       Our new management team anticipates that the selection of a business opportunity will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our new management team believes that there are numerous privately held companies seeking the perceived benefits of becoming a publicly held corporation. Such perceived benefits may include facilitating debt financing or improving the terms on which additional equity may be sought, providing liquidity for the principals of the business, creating a means for providing stock incentives or similar benefits to key employees, providing liquidity for all stockholders and other factors.

       Potential business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis extremely difficult and complex. Our new management team believes we will only be able to participate in one business venture. This lack of diversification should be considered a substantial risk because it will not allow us to offset potential losses from one venture against gains from another. Moreover, since we do not have any financial, managerial or other resources, our new management team believes we will not be viewed as a suitable business combination partner for either developing companies or established business that currently need substantial additional capital.

       Our new management team believes our company will offer owners of a suitable privately held company the opportunity to acquire a controlling ownership interest in a public company:

o In less time than would be required for a traditional IPO;

o For less out-of-pocket cost than would be required for a traditional IPO; and

o With a greater degree of certainty that the transaction will ultimately close.

Nevertheless, the owners of any target that we select will incur significant costs and expenses, including the costs of preparing the required business combination agreements and related documents, the costs of preparing a Current Report on Form 8-K describing the business combination transaction and the costs of preparing the documentation associated with future reporting under the Exchange Act.

       Sally A. Fonner, our president and sole director, has previously served as the sole officer and director of five inactive public shells that effected business combinations with private companies. In each of these transactions, the combined companies have only qualified for quotation on the OTC Bulletin Board, trading has not been active, liquid or sustained and the market prices have been volatile. Even if we negotiate and close a business combination, an active, liquid, stable and sustained public market for our shares may never develop. Stockholders are encouraged to independently review the available information on Ms. Fonner's prior transactions.

       While our new management team believes our company will be able to enter into a business combination transaction within 12 months, there can be no assurance as to how much time will elapse before a business combination is effected, if ever. We will not restrict our search to any specific business, industry or geographical location, and our company may participate in a business venture of virtually any kind or nature. We may not, however, enter into a business combination with a target that is otherwise an affiliate of Stirling or Ms. Fonner.

Acquisition opportunities

       In implementing a particular business combination transaction, our company may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. After the consummation of a business combination transaction, it is likely that our present stockholders will only own a small minority interest in the combined companies. In addition, as part of the terms of the acquisition transaction, all of our current officers and directors will ordinarily resign and be replaced by new officers and directors selected by the target. Our new management team does not intend to obtain stockholder approval before consummating any acquisition other than a statutory merger.

       In connection with our investigation of potential business opportunities, our new management team will ordinarily meet personally with the management and key personnel of potential targets. They may also visit and inspect material facilities, check the references of management and key personnel, and take other reasonable investigative measures. Since the financial and other resources of our company will be limited, our new management team is not likely to obtain independent analysis or verification of the information provided by a potential target

       The terms of any business combination we may negotiate in the future will depend on the nature of the opportunity, the needs and desires of the target and its owners, and the relative negotiating strength of our company and the other parties to the proposed transaction. In negotiating the terms of a potential business combination, our management team will ordinarily focus on the percentage of the combined companies' stock that will be held by the owners of the target upon completion of the transaction. While our management team will endeavor to maximize the total value to our current stockholders, it is likely that the owners of the target will want to own 90% to 95% of the outstanding stock the combined companies upon completion of the transaction. Therefore, any business combination will likely have a significant dilutive effect on the voting power held by our current stockholders. Stirling and Ms. Fonner may, but do not presently intend to sell any portion of their shares in connection with a business combination. If Stirling or Ms. Fonner ultimately decide to sell shares in connection with a business combination, the selling price of such shares may not represent a premium to the per share value received by our company.

         Upon completion of a business combination transaction, there can be no assurance that the combined companies will have sufficient funds to undertake any significant development, marketing and manufacturing activities. Accordingly, the combined companies may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which the combined companies might be required to issue a substantial equity position. There is no assurance that the combined companies will be able to obtain additional financing on terms acceptable to the combined companies.

         It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision were made not to participate in a specific business opportunity the costs incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of the related costs incurred.

       If our company issues securities in connection with a business combination, we will probably do so in reliance on exemptions from registration under applicable Federal and state securities laws. In some circumstances, however, as our company may agree to register such securities either at the time the transaction or at some specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop may have a depressive effect on such market.

       While the terms of a future transaction cannot be predicted, it is likely that the parties to the business transaction will want to avoid a taxable event. Therefore, the most likely transaction format would be an acquisition structured as a tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own at least 80% of the voting stock of the surviving entity. In such event, our current stockholders would retain less than 20% of the combined companies. We intend to structure any business combination in such manner as to minimize Federal and state tax consequences to the target.

NASDAQ listing requirements

       We believe the most likely business combination structure will involve a "reverse takeover" where we issue shares of New Common in exchange for the assets or outstanding stock of a target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority interest in the combined companies. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial business combination transaction will be required to satisfy the minimum listing standards for Nasdaq. Since the size of the target will, in large part, determine the market where the securities of the combined entity will qualify for listing, we intend to use all reasonable commercial efforts to identify and negotiate with the largest possible business combination candidates

       The following table summarizes the recently adopted quantitative listing standards for companies that want to list their securities on Nasdaq:

[GRAPHIC OMITTED]

       We have approximately 1,000 record stockholders and we will not negotiate a business combination transaction on terms that would result in the combined companies having a public float of less than 1,000,000 shares. While we will endeavor to negotiate a business combination with a target that has sufficient operating history, stockholders' equity and net income to satisfy the Nasdaq listing standards, there is no assurance that our efforts will be successful. Moreover, Nasdaq requires an established trading history of 90 days at a price that exceeds the minimum bid price requirement before it will consider a listing application. Therefore, the combined companies' shares will have to begin trading on the OTC Bulletin Board, the Pink Sheets or the proposed BBX, and wait to apply for a Nasdaq listing until all applicable listing standards are met. Under the circumstances, there is no assurance the combined companies' shares will ever qualify for Nasdaq.

Stock issuance for a business combination

       The determination of the number of shares of New Common to be issued in connection with a business combination is not an exact science and entails a great deal of subjective business judgment. In arriving at an optimal capital structure for a business combination transaction, our board will ordinarily evaluate the strengths, weaknesses and growth potential of a target against similarly situated publicly held companies in the same market segment. Based on this analysis, our board will then attempt to estimate the stabilized market capitalization that the combined companies can expect to achieve under reasonably foreseeable circumstances. This value will then be risk weighted by an appropriate factor and used to determine the number of shares of New Common that can be issued by our company. In the case of a target that can only reasonably expect a stabilized market capitalization of $20 million to $25 million, the number of shares of New Common issuable to the owners of the target will be much smaller than would be the case if the target could reasonably expect a stabilized market capitalization of $100 million. The following table reflects the potential future ownership of our company under three possible business combination scenarios:

                                                 80% to Target          90% to Target          95% to Target
                                              Shares     Percent      Shares     Percent      Shares     Percent
 Original stockholders (1)                    318,900      6.06%      318,900      3.03%      318,900      1.52%
 Original Stirling stock purchases            183,400      3.49%      183,400      1.74%      183,400      0.87%
 Additional Stirling stock purchases          250,000      4.75%      250,000      2.38%      250,000      1.19%
 Compensation to Ms. Fonner                   120,000      2.28%      100,000      0.95%      100,000      0.48%
 Compensation to counsel and advisors (3)     180,000      3.42%      200,000      1.90%      200,000      0.95%
 Target company stockholders                4,209,200     80.00%    9,470,700     90.00%   19,993,700     95.00%
                                            ---------     ------    ---------     ------   ----------     ------

 Total                                      5,261,500    100.00%   10,523,000    100.00%   21,046,000    100.00%
                                            =========    =======   ==========    =======   ==========    =======


(1) Assumes that all outstanding Preferred Stock will be reclassified in the ratio of 41.05 shares of Common Stock for each share of Preferred Stock.
(2) The 9,600,000 shares of Common Stock and 1,400,000 shares of Class A Common originally purchased by Stirling will be converted into 183,400 shares of New Common.
(3) Stirling will purchase 250,000 additional shares of New Common for $30,000 in cash that will be used to pay the costs of holding the meeting and implementing our business plan.
(4) Ms. Fonner will receive 100,000 shares of New Common as compensation for services rendered.
(5) We will issue up to 200,000 shares of New Common to our legal counsel and advisors as compensation for services rendered.

       The potential business combination scenarios set forth above are only intended to serve as examples of the range of business combination transactions will be permissible under the Plan and it is possible that the final terms of a business combination may fall outside of the range presented. Since Stirling and Ms. Fonner have not yet identified a target, or commenced any discussions or negotiations with the owners thereof, it is impossible to predict the ultimate structure of a future business combination or to quantify the ultimate interest of our original stockholders in the combined companies.

Future disclosure respecting a business combination

       Our Common Stock is registered under the Securities Exchange Act of 1934 and we cannot conclude a business combination with a company that is unable to provide audited financial statements for the periods specified in the applicable SEC regulations. This requirement will limit our pool of potential targets and may make it impossible for us to implement our business plan.

       In most cases, we will not provide detailed information on a proposed business combination to our stockholders or request stockholder approval of a proposed transaction. Within 15 days after the closing of a business combination, the combined companies will be required to file a Form 8-K that discloses the terms of the transaction and provides the audited financial statements and other information specified by Form 8-K.

       In a letter dated April 7, 2000, the SEC's Office of Small Business advised the NASD that the SEC would raise no objection to "back-door" registrations involving public shells if the combined companies could provide "some minimally acceptable level of information." The letter then went on to explain that while disclosure comparable to a Form 10 or Form 10-SB is preferable, the term "minimally acceptable" means complete audited and pro forma financial statements, which must be filed on Form 8-K within 15 days of the transaction.

       After discussing the minimal requirements for a Form 8-K succession transaction, the SEC went on to explain that their policy was to subject "back door" filings on Form 8-K to the same standards of review and comment as filings on Form 10 and Form 10-SB.

       While the contents of the disclosure provided by the combined companies will be the province of successor management, we believe the interests of our stockholders will be best served if the combined companies file a Form 8-K containing information that is substantially equivalent to the information that would be included in a Form 10 or Form 10-SB registration statement. We will endeavor to negotiate contractual provisions that require the combined companies to make such a filing, but we can provide no assurances respecting the quality or timeliness of the future SEC reports filed by successor management.

         Our proposed activities are not subject to SEC Rule 419 because we are not offering stock to the public in an offering that has been registered under the Securities Act. Therefore, our stockholders and the owners of potential targets are not entitled to the substantive protection provided by Rule 419.


                                  RISK FACTORS

       The plan involves a high degree of risk. Stockholders should carefully consider the following factors, among others, before executing the Proxy Card enclosed herewith.

       Capital restructuring procedures. The procedures that we intend to use in connection with the proposed capital restructuring do not treat all stockholders equally. If we were to affect a simple 1 for 60 reverse split, our company would have a total of 412,444 shares outstanding. As a direct result of the three-stage restructuring process, however, we will have 502,300 shares of New Common outstanding. Substantially all of the economic benefit arising from our proposed capital restructuring procedures will inure to the benefit of stockholders who own fewer than 6,000 shares and would become odd lot stockholders if a simple reverse split were implemented.

       No recent operating history. We have no assets, liabilities, management or ongoing operations and we have not engaged in any business activities for over 14 years. Even if the stockholders approve the plan, there can be no assurance that we will be able to acquire a target or that the combined companies will be profitable. While Stirling and its affiliates, employees and advisors have had limited experience in similar shell transactions, we have no recent operating history that stockholders can consider in making an informed judgment regarding the merits of our plan. Stockholders will probably not be given the opportunity to pass upon the merits of any target that is ultimately selected.

       No specific acquisition plans. We have made no specific acquisition plans and no specific industry or type of business has been selected for investment. None of our officers, directors or promoters, or their respective employees affiliates and associates, have had any preliminary contact or discussions with any representatives of the owners of any business or company regarding the possibility of a business combination transaction There is no assurance that we will possess the experience and skills necessary to make an informed judgment about a particular target. Accordingly, our proposed operations involve an extremely high degree of risk.

       Blind pool. Our proposed business is frequently referred to as a blind pool because neither our management nor our stockholders know what the business of our company may ultimately be. Stockholders will not usually have an opportunity to evaluate the merits of a proposed target and they must rely upon management to identify a target and negotiate the terms of a business combination. We will probably not give stockholders an opportunity vote on a proposed business combination. Moreover, if we implement a business combination as a "reverse takeover" transaction stockholders will not receive complete disclosure on the business and financial affairs of the target until the combined companies file their Annual Report on Form 10-K for the year of the transaction. Nevertheless, the combined companies will be required to file a Form 8-K and disclose limited information concerning the acquisition, including financial information on the target, within 15 days after the closing of the acquisition.

       Limited assets. We have no material assets and we are not likely to acquire any substantial assets other than the assets of a target. Any business activity we eventually undertake will require substantial capital. Since we do not know which type of business our company will acquire or the capital requirements for such business, there can be no representations respecting the future capital needs of our company.

       Intense competition. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities, especially among companies active in high technology fields. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the company and, consequently, the company will be at a competitive disadvantage in identifying suitable acquisition candidates and concluding a business combination transaction.

       Experience of Stirling. Sally A. Fonner, our president and sole director, has previously served as the sole officer and director of five inactive public shells that effected business combinations with private companies. In each of these transactions, the combined companies have only qualified for quotation on the OTC Bulletin Board, trading has not been active, liquid or sustained and the market prices have been volatile. Even if we negotiate and close a business combination, an active, liquid, stable and sustained public market for the combined companies' shares may never develop. Stockholders are encouraged to independently review the available information on Ms. Fonner's prior transactions.

       Corporate governance. Stirling owns a majority of our Common Stock and its president Sally A. Fonner is the sole director of our company. Therefore, our current management has both the executive and voting power to approve all corporate actions without your consent. We do not have any independent directors or an audit committee to review related party transactions. We do not intend to solicit stockholder approval for a business combination. We do not intend to comply with the corporate governance standards that would be required under Nasdaq or BBX rules until we complete a business combination.

       Dependence on part-time management. We have no full-time employees and our success will be largely dependent on the decisions made by Stirling and its affiliates, employees and advisors, none of whom will devote their full time to our affairs.

       Bankruptcy law considerations. The company filed a voluntary petition under Chapter 11 of the Bankruptcy Act that was subsequently converted to a case under Chapter 7. While this bankruptcy proceeding resulted in the sale of all corporate assets and the use of the proceeds therefrom to pay corporate liabilities, it did not formally "discharge" the unpaid balance of the company's debts. While we believe that legal actions to enforce our company's prior unpaid obligations are now barred by statutes of limitation, the existence of the earlier bankruptcy will complicate the "due diligence" and may make it more difficult to negotiate a business combination transaction on favorable terms.

       Control of combination procedure. A combination between our company and a target may be structured as a merger or consolidation or involve the direct issuance of New Common in exchange for the target's stock or assets. The Corporation Law of Delaware requires the affirmative vote of the holders of at least a majority of our outstanding shares to approve a merger or consolidation. Since stockholder approval is not required in connection with the issuance of stock in exchange for stock or assets, it is anticipated that our management will have complete control over our business combination policies and procedures. Our management does not intend to seek a fairness opinion in connection with any business combination transaction.

       Anticipated change in control. We will issue New Common in connection with a business combination and we expect that such a transaction will result in a change in control. After a change in control, the owners of the target will have the right to appoint their own management team and our current management will not be able to influence future decisions, seek a listing for the combined companies' shares or take any other action to promote a public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If successor management does not devote sufficient time and resources to developing and promoting a public market, you may be unable to sell your shares at any price.

       No market research. We have not conducted any market research concerning the availability of potential targets. Therefore, we can offer no assurances that market demand exists for a business combination of the type contemplated by the plan. We have not identified any particular industry or specific business within an industry for evaluation by the company. There is no assurance we will be able to acquire a target on favorable terms.

       Lack of diversification. We will probably not be able to make multiple or sequential acquisitions. Therefore, the future success of our company will likely be dependent on the success or failure of a single business. We may also be subject to economic fluctuation within a particular industry.

       Potential conflicts of interest. Our officers are not required to devote any specific amount of time to our business. Each of our officers is actively involved in other business pursuits and they will all face conflicts in allocating their time among their various business interests. Such conflicts may cause delays or prevent us from effecting a business combination.

       Single market maker. At the date of this proxy statement, our stock is quoted in the National Quotation Bureau's OTC Pink Sheets and we have only one market maker. While we expect our stock to qualify for quotation on the OTC Bulletin Board or listing on the proposed BBX upon completion of a business combination, we have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that the combined companies will be successful in obtaining an OTC Bulletin Board quotation or a BBX listing.

       No assurance of public market. There has been no public market for our securities for over 14 years and there is no assurance that a public market will ever develop. If a trading market does develop, it is likely to be illiquid and volatile. Stockholders may have difficulty in selling their shares in the future at any price.

       Possible issuance of additional shares. If our stockholders approve the plan, our Certificate of Incorporation will authorize the issuance of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All shares that are not issued to our current stockholders will be available for any proper corporate purposes. The plan specifically contemplates the sale of 250,000 shares of New Common to Stirling for cash and the issuance of 300,000 shares of New Common to Ms. Fonner, our legal counsel and our advisors. It also contemplates the issuance of an indeterminate number of shares of New Common in connection with a business combination. After completion of a business combination, the Board of Directors of the combined companies will have the power to issue additional shares of Common Stock without stockholder approval. Such issuances may result in a reduction of the book value or market price, if any, of our outstanding securities.

       Shares available for future sale. Stirling purchased 9,600,000 shares of common stock and 1,400,000 shares of Class A Common Stock in June of this year. If the stockholders approve our plan, Stirling's current holdings will be converted into 183,400 shares of New Common. The plan contemplates the issuance of 300,000 shares of New Common in compensatory transactions and the sale of 250,000 shares of New Common for cash.

       On January 21, 2000, the SEC's Division of Corporate Finance issued an interpretive letter to the OTC Compliance Unit of NASD Regulation, Inc., which addresses seven specific practices that the SEC and the NASD have long considered to be schemes or devices to avoid the registration requirements of the Act. While our prior activities and our proposed stock issuances do not fall within any of the fact patterns discussed in the NASD Regulation letter, the SEC's staff has taken the position that the NASD Regulation letter stands for a broader proposition that persons who may be deemed to be "promoters" of shell companies are always underwriters who may never resell their shares in the absence of an effective registration statement under the Act. We believe the law; the applicable regulations; and the prior decisions of the SEC do not support this expansive interpretation of the NASD Regulation letter. Nevertheless, Ms. Fonner and Stirling will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or other transfer of any shares that are retained by them after the closing of a business combination.

         Penny stock rules. Under applicable SEC regulations, shares that are issued by a company that has less than $5,000,000 in net tangible assets, have a market price of less than $5 and are not listed on Nasdaq or a stock exchange are classified as "penny stock." The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and accredited investors. The combined companies' shares are likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in those shares. This would decrease market liquidity, adversely affect market price and make it difficult to use the combined companies' shares as collateral.


                                                 MS. FONNER'S PRIOR SHELL
TRANSACTIONS

       Sally A. Fonner, our president and sole director, has previously served as the sole officer and director of five inactive public companies that entered into business combination transactions with privately held companies. In connection with her management of each of these companies, Ms. Fonner filed the certificates necessary to restore valid corporate existence under state law; restored dormant relationships with transfer agents, brokerage firms and depository institutions, filed the necessary State and Federal tax returns and SEC reports; solicited proxies; obtained stockholder approval of plans to restructure the business affairs, debts and capital of the companies; implemented the stockholder approved restructuring plans; and ultimately negotiated a business combination with a private company selected by her. Summary information on these transactions is set forth below.

Name of combined      eNote.com, Inc.     Telemetrix, Inc.   Liberty Group      Dupont Direct     Yifan
companies                                                    Holdings, Inc.     Financial         Communications, Inc.
                                                                                Holdings, Inc.
Original name of      Webcor              Arnox Corporation  Bio Response,      Marci             Smart Games
the shell company     Electronics, Inc.                      Inc.               International     Interactive, Inc.
                                                                                Imports, Inc.
Inactive since        1989-Bankrupt       1989-Bankrupt      1989-Bankrupt      1989-Bankrupt     1997-Insolvent
Name of target        Navis               Tracy Corp. II     Liberty Food       Wavecount, Inc.   Yifan.com, Inc.
                      Technologies, Ltd.  and Telemetrix     Group, Ltd.
                                          Resource Group
Closing date          4/7/1999            4/7/1999           11/23/1999         1/28/2000         7/31/2000
Cash Fees paid by     $250,000 (3)        $125,000           $75,000            $150,000 (4)      $350,000
target (1)(2)
Stock held by         540,000             300,000            300,000            300,000           316,206
original public       3.60%               2.33%              4.71%              4.20%             2.43%
stockholders
Ms. Fonner's          740 (5)             87 (5)             63 (5)             111 (5)           462,500 (6)(7)
stock purchases

Stock issued to       740,000 (7)(8)      450, 000 (7)(8)    450, 000 (7)(8)    450, 000 (7)(8)   33,794 (8)(9)
Ms. Fonner and        4.93%               3.50%              7.84%              6.29%             3.82%
her advisors
Stock issued to       13,720,000          12,117,000         5,575,000          6,400,000         12,174,671
target and its        91.47%              94.17%             87.45%             89.51%            93.75%
advisors
OTC Symbol            ENOT (10)           TLXT               LGHI (10)          DIRX              YIFN (10)

(1) In connection with the prior transactions, the target and/or its principal stockholders paid cash M&A fees to Ms. Fonner and her affiliates. No M&A fees may be paid to any of our officers or their respective affiliates.
(2) The table does not include information on the profits received by Ms. Fonner, her affiliates and her advisors from the resale of shares held by them. Given the nature of the relationships between Ms. Fonner and her non-affiliated advisors, it would be impractical to provide such information.
(3) In connection with the eNote.com transaction, $100,000 of the cash M&A fee was paid to third-party finders.
(4) In connection with the Dupont transaction, $10,000 of the cash M&A fee was paid to third-party finders.
(5) Before beginning her activities with respect to Webcor, Arnox, Bio Response and Marci, Ms. Fonner purchased between 800 and
      5,000 shares for nominal consideration in open market transactions. The numbers in the table give retroactive effect to the reverse splits implemented by these companies. Except for these initial purchases, Ms. Fonner and her affiliates did not purchase any of the outstanding shares and she believes that none of her advisors purchased any outstanding shares.
(6) In March 2000, a private investor purchased a majority interest in Smart Games by contributing $75,000 in cash to the company in exchange for 375,000 shares of Common Stock. The investor then appointed Ms. Fonner to serve as the company's sole director. Thereafter, Ms. Fonner contributed an additional $48,286 in cash to the company in exchange for 87,500 shares of Common Stock. All contributed funds were used to settle the company's debts and pay the third-party costs associated with the reorganization.
 (7) The reorganization plans for Webcor, Arnox, Bio Response and Marci each provided that Ms. Fonner and her advisors would receive newly issued shares of Common Stock as compensation for services rendered. The numbers presented in the table include all shares issued to Ms. Fonner and her affiliates and advisors.
(8) The bulk of the shares issued to or purchased by Ms. Fonner and her affiliates and advisors were ultimately allocated to unaffiliated third-party advisors. The following summarizes the number of shares retained by Ms. Fonner and her affiliates in connection with the transactions identified above.
              eNote.com, Inc.                                180,600 shares
              Telemetrix, Inc.                               110,500 shares
              Liberty Group Holdings, Inc.                    69,520 shares
              Dupont Direct Financial Holdings, Inc.          96,400 shares
              Yifan Communications, Inc.                      68,115 shares

(9) After the closing of the Yifan transaction, Ms. Fonner entered into a 1-year personal services contract with that company which provided for the issuance of 180,000 additional shares of Common Stock.
(10) eNote.com, Liberty Group Holdings and Yifan Communications were ultimately removed from the OTC Bulletin Board for failure to file their required Exchange Act reports in a timely manner.

       Stockholders are encouraged to review the available public information on the five companies that were previously managed by Ms. Fonner. Certain information on these companies is included in the reports that these companies filed with the SEC both before and after their respective business combinations. These reports can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, the SEC maintains a web site at WWW.SEC.GOV that can be used to download copies of all such reports. The following table provides summary document location information for stockholders that want to independently evaluate Ms. Fonner's prior activities.

        Company Name                 SEC Central      Initial Filing          Transaction     Transaction Report
       (Original name)                Index Key      Type       Date             Date         Type        Date

Telemetrix, Inc.                    0000742814     Form 10-K    6/14/96
(Arnox Corporation)                                Proxy        6/14/96         3/22/99      Form 8-K     4/14/99

eNote.com, Inc.                     0000058636     Form 10-K    12/31/96
(Webcor Electronics, Inc.)                         Proxy        1/3/97          4/5/99       Form 8-K     4/20/99

Dupont Direct
Financial Services, Inc.            0000807904     Form 10-K    1/2/97

(Marci International Imports, Inc.)                Proxy        1/3/97          4/5/99       Form 8-K     4/20/99

Liberty Group                       0000311927     Form 10-K    1/2/97
Holdings, Inc.
(Bioresponse, Inc.)                                Proxy        1/3/97          11/23/99     Form 8-K     11/26/99

Yifan Communications, Inc.          0000915766     Form 8-K     4/17/00
(Smart Games Interactive, Inc.)                    Form 10-K    4/19/00         7/31/00      Form 8-K     8/14/00


Additional information, including press releases and the trading history of the named companies is available from a variety of public sources.

       In each of Ms. Fonner's prior transactions, the combined companies' stock only qualified for quotation on the OTC Bulletin Board. In each these transactions, the market price has been highly volatile, and the market has not been active, liquid or sustained. Even if we negotiate and close a business combination, there is no assurance that an active, liquid, stable and sustained public market for the combined companies' shares will ever develop.


                         Potential Conflicts of Interest

       Ms. Fonner is an officer of Win or Lose Acquisition Corporation, a publicly held blank check company that intends to pursue an acquisition strategy that is similar to our proposed business. In addition, Ms. Fonner may, in the future, become affiliated with other blank check companies and public shells that propose to engage in similar business activities. Therefore, from time to time Ms. Fonner will have fiduciary obligations to more than one entity. In such an event, Ms. Fonner will be obligated to present each potential opportunity to all of her affiliated entities that are seeking a business combination.

       To minimize potential conflicts of interest arising from multiple corporate affiliations, Ms. Fonner will not make affirmative decisions to allocate a particular opportunity to a particular acquisition vehicle. Instead, she will provide the available information on all available blank check companies and/or public shells to the potential target, and ask legal counsel for the potential target to make a final selection. Therefore:

o There is no assurance that legal counsel for a potential target will ever conclude that this company is best suited to his or her client's needs;

o There is no assurance that a business combination transaction will ever take place;

       In general, officers and directors of a Delaware corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. In particular, under the Delaware corporate opportunity doctrine, officers and directors are required to bring business opportunities to the attention of a corporation if:

o      The corporation could financially undertake the opportunity;

o      The opportunity is within the corporation's line of business; and

o It would be unfair to the corporation and the stockholders if the officers and directors failed to bring the opportunity to the attention of the corporation.

       Ms. Fonner will present every business opportunity that Delaware law may reasonably require to be presented to us until we agree to a business combination.


                     A QUORUM WILL BE PRESENT AT THE MEETING

       Our bylaws provide that the holders of a majority of the shares entitled to vote will constitute a quorum at any meeting of the stockholders. As described above, Stirling owns 9,600,000 shares of our voting Common Stock. A duly authorized officer of Stirling will attend the meeting as Stirling's representative. Therefore the presence of a quorum is assured.

       While a simple majority of our voting Common Stock will constitute a quorum for the meeting, the proposed reclassification of our Preferred Stock cannot be considered unless the holders of a majority of our Preferred Stock are also present in person or represented by proxy. We have been advised that the holders of a majority of our outstanding Preferred Stock intend to submit proxies for the meeting.


                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

       If the stockholders approve the proposals described in this proxy statement, we believe it may be possible to recover some stockholder value by restructuring the company as a public shell that will then attempt to negotiate a business combination transaction with a suitable privately held company. The following sections separately describe a series of proposed amendments to our Certificate of Incorporation that will be sequentially adopted.

Increase in Authorized Capitalization

       The authorized capitalization of the Company is presently fixed at 15,000,000 shares of Common Stock, 10,000,000 shares of Class A Common Stock and 1,000,000 shares of blank check preferred stock. At the date of this proxy statement 14,828,333 shares of Common Stock, 3,167,550 shares of Class A Common and 164,450 shares of Preferred Stock are outstanding. In addition 6,750,673 shares of Class A Common are reserved for issuance upon conversion of the Preferred Stock. Therefore, our company cannot issue more than 171,776 shares of Common Stock and 81,778 shares of Class A Common without exceeding the limits of our Certificate of Incorporation.

       An increase in the company's authorized capitalization is an essential element of the restructuring plan. Without an increase in its authorized capital, the company will not have sufficient authorized stock to:

o      Reclassify the Class A Common and Preferred Stock; or

o      Effect a subsequent business combination transaction.

Therefore the board is asking the stockholders to approve an amendment to our company's Certificate of Incorporation that will increase our authorized capital to 50,000,000 shares of $.0001 par value Common Stock and 5,000,000 shares of $.0001 par value preferred stock. Under the proposed amendment the relative rights and limitations of the holders of Common Stock, Class A Common and Preferred Stock would remain unchanged.

       The proposed increase in the company's authorized capitalization has been recommended by the Board to assure that an adequate supply of authorized and unissued shares is available to accommodate the restructuring, facilitate a business combination with a target and provide sufficient authorized and unissued stock to facilitate future financing activities.

       Until the Board establishes the specific rights, preferences and limitations of any future series of preferred stock, the actual effect on the holders of Common Stock cannot be ascertained. However, such effects might include restrictions on dividends on the Common Stock if dividends on the preferred stock are in arrears, dilution of the voting power of the holders of Common Stock to the extent that any series of preferred stock has voting rights, and reduction of amounts available on liquidation of the company as a result of any liquidation preference granted to the holders of any series of preferred stock.

       Except as described in this proxy statement, are no current plans or arrangements relating to the issuance of any additional securities of the company. The terms of any future issuance of common or preferred stock will be largely dependent on market conditions and other factors existing at the time of issuance and sale.

       If this proposal is approved by the shareholders, the Board will be authorized to issue additional common and/or preferred stock, from time to time, within the limits authorized by the proposal without further shareholder action, except as may otherwise be provided by law or the Certificate of Incorporation. Such additional shares may be issued for cash, property or services, or any combination thereof, and at such price as the board deems reasonable under the circumstances. The increase in authorized shares of Common Stock and preferred stock has not been proposed for an anti-takeover-related purpose and the board and management have no knowledge of any current efforts to obtain control of the company or to effect large accumulations of the company's stock. Nevertheless, the issuance of additional shares by the company may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.

       Vote Required for Approval. The proposed amendment to increase our authorized capital must be approved by affirmative vote of the holders of a majority of our outstanding Common Stock. Since the proposed amendment will not adversely affect the rights of the holders of our Class A Common or our Preferred Stock, those stockholders will not be entitled to vote with respect to the proposal.

       Only shares voted "FOR" or "AGAINST" the proposed amendment will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

Reclassification of Class A Common

       The board believes the existence of three classes of outstanding securities will significantly impair our company's utility as a public shell. Therefore, the board is asking the stockholders to approve an amendment to our Certificate of Incorporation that will reclassify our outstanding Class A Common as Common Stock.

       Under our current Certificate of Incorporation, our Class A Common and Common Stock are identical in all respects to the Common Stock, except that the holders of Class A Common stock have no voting rights. Under the proposed amendment, full voting rights would be granted to the holders of Class A Common through the reclassification of their shares on a one-for-one basis.

       At the date of this proxy statement, the voting power is divided among 14,828,333 shares of Common Stock. The reclassification of the Class A Common will increase the outstanding Common Stock by 3,167,550 shares and the voting power held by the current holders of our Common Stock will be proportionally reduced.

       Vote Required for Approval. The proposed amendment to reclassify the Class A Common must be approved by affirmative vote of the holders of a majority of our outstanding Common Stock. Since the proposed amendment will not adversely affect the rights of the holders of our Class A Common, those stockholders will not be entitled to vote with respect to the proposal.

       Only shares voted "FOR" or "AGAINST" the proposed amendment will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

Reclassification of Preferred Stock

       The board believes the existence of three classes of outstanding securities will significantly impair our company's utility as a public shell. Therefore, the board is asking the stockholders to approve an amendment to our Certificate of Incorporation that will reclassify our outstanding Preferred Stock as Common Stock.

       Under our current Certificate of Incorporation, the holders of Preferred Stock enjoy a liquidation preference of $25 per share and are entitled to annual, cumulative dividends at the rate of $2.50 per annum, payable semi-annually. The holders of Preferred Stock do not generally have voting rights. However, we cannot, without the vote of the holders of two-thirds of the outstanding Preferred Stock:

o Issue securities ranking on a parity with or senior to the Preferred Stock with respect to dividends or distribution of assets;

o Change any of the preferences, rights, designations or powers of the Preferred Stock so as to affect the holders adversely;

o Increase the number of authorized shares of Preferred Stock; or

o If dividends on the Series A Preferred are not current, increase the number of directors other than to add two directors elected by the holders of the Series A Preferred.

       Whenever dividends are in arrears for four consecutive semi-annual dividend periods, holders of Preferred Stock are entitled to elect two additional directors and, by written request by the holders of 25% or more of the Preferred Stock, may cause a special meeting to be called for the purpose of electing such directors. The Preferred Stock was initially convertible at the option of the holder into shares of Class A Common stock at an initial conversion price of $1.5625. After giving effect to the sale of 9,600,000 shares of Common Stock and 1,400,000 shares of Class A Common to Stirling, the current conversion price is approximately $61 and each share of Series A Preferred is convertible into 41.05 shares of Class A Common.

       Under the proposed amendment, all outstanding shares of Preferred Stock would be reclassified using a ratio of 41.05 shares of Common Stock for each share of Preferred Stock. In connection therewith, the holders of Preferred Stock would lose their liquidation preference of $25 per share, lose their annual dividend preference of $2.50 per share, and surrender their potential claims for approximately $40 per share in prior unpaid dividends.

       At the date of this proxy statement, the voting power is divided among 14,828,333 shares of Common Stock. The reclassification of the Preferred Stock tock will increase our outstanding Common Stock by an additional 6,750,673 shares and the voting power held by the current holders of our Common Stock will be proportionally reduced.

       Vote Required for Approval. Since the proposal to reclassify our outstanding Preferred Stock will materially and adversely affect the rights of the holders of those shares, it must be approved by the holders of a two-thirds majority of the outstanding Series A Convertible Preferred, voting separately as a class. The holders of a majority of our Common Stock, voting separately as a class, must also approve the proposed reclassification. If either class of stockholders withholds their consent, the proposed reclassification cannot occur.

       Only shares voted "FOR" or "AGAINST" the proposed amendment will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

Reverse split and forward split

       The board believes it will be necessary to affect a reverse split of approximately 1 for 60 to properly position our company as a viable public shell. Since a simple 1 for 60 reverse split would leave the company with over 900 odd lot stockholders, the board proposes to implement a 1 for 6,000 reverse split, which will be immediately followed by a 1 for 100 forward split.

       The board is asking the stockholders to approve an amendment to our Certificate of Incorporation that will affect a 1 for 6,000 reverse split of our outstanding Common Stock, including the shares of Common Stock issuable upon the reclassification of the Class A Common and Preferred Stock. We will not purchase fractional shares for cash or issue scrip to the holders of fractional shares. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next highest whole number.

       The board is also asking the stockholders to approve an amendment to our Certificate of Incorporation that will affect a 100 for 1 forward split of our outstanding Common Stock that will be implemented immediately after the reverse split described above. The Common Stock issued in connection with the forward split will be fully paid and non-assessable. The number of stockholders will remain unchanged. Upon completion of the forward split, every record stockholder will own at least one hundred shares of New Common and our company will have a total of 502,300 shares of New Common outstanding.

       The implementation of a reverse split followed by a forward split does not treat all stockholders equally. If we were to reclassify the Class A Common and Preferred Stock and then affect a simple 1 for 60 reverse split, our company would have 412,444 shares outstanding. However, since we propose to implement a 1 for 6,000 reverse split followed by a 100 for 1 forward split, our company will have 502,300 shares of New Common outstanding. Substantially all of the economic benefit arising from this procedure will inure to the benefit of stockholders who currently own fewer than 6,000 shares and would become odd lot stockholders if a simple 1 for 60 reverse split were implemented.

       The par value of our Common Stock will be $.0001 per share following the reverse split and the subsequent forward split. As a result, the aggregate par value of our outstanding Common Stock will be decreased, while the aggregate capital in excess of par value attributable to our outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The reverse split and the subsequent forward split will not affect our total stockholder equity. All share and per share information will be retroactively adjusted to reflect the reverse split and the subsequent forward split for all periods presented in future filings.

       Vote Required for Approval. The proposed amendment to affect a 1 for 6,000 reverse split of our Common Stock followed by an immediate 100 for 1 forward split must be approved by affirmative vote of the holders of a majority of our outstanding Common Stock. Since the proposed amendment will not adversely affect the rights of the holders of our Class A Common or Preferred Stock, those stockholders will not be entitled to vote with respect to the proposal.

       Only shares voted "FOR" or "AGAINST" the proposed amendment will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

       The board asks all stockholders to vote for each of the proposed amendments to our certificate of incorporation. The enclosed proxy will be voted for the proposed amendments unless the stockholder votes against the proposal or abstains from voting. Since the board has proposed the plan as an integrated whole, the board will abandon the plan if all of the proposed amendments are not approved by the stockholders.


                      RATIFICATION OF AMENDMENT TO BY-LAWS

       On May 20, 2002, the Delaware Court of Chancery ordered an annual meeting of our stockholders. The meeting was held on June 18, 2002. The Court order provided that notwithstanding the quorum requirements of our bylaws, the stockholders who attended the meeting in person would constitute a quorum for the election of directors. Two stockholders who collectively owned a total of 1,050 shares of Common Stock attended and participated in the meeting. The only action taken at the meeting was the election of three new directors who assumed office immediately after the meeting.

       A meeting of the newly elected board of directors was called and held immediately after the completion of the stockholders meeting. At this meeting, the newly elected board voted to adopt amended and restated by-laws for our company that expressly authorize a single-member board of directors. Since an insignificant number of stockholders were present at the Court ordered meeting, the board is asking the stockholders of the company to ratify the new by-laws. The amended and restated by-laws contain no other unusual provisions.

       Vote Required for Approval. The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting will be required to ratify the amendment of the company's by-laws.

       Only shares voted "FOR" or "AGAINST" the ratification proposal will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

       The board is asking all stockholders to vote for the ratification proposal. The enclosed proxy will be voted for the ratification proposal unless the stockholder votes against the proposal or abstains from voting. Since the board has proposed the plan as an integrated whole, the board may elect to abandon the plan if the ratification proposal is not approved by the stockholders.


                            ELECTION OF SOLE DIRECTOR

       In connection with the Court ordered stockholders meeting, the stockholders elected three new directors who assumed office immediately after the meeting. After approving the revival of the company's charter and the bylaw amendments discussed above, two of the three newly elected directors resigned from the board. Therefore, Ms. Sally A. Fonner has acted as the company's sole director since June 18, 2002.

       The board of directors believes it will be in the best interests of the company and its stockholders to continue with a single member board until the company completes a business combination. Therefore, Ms. Fonner is the only nominee for election as director. If elected, Ms. Fonner will serve as the sole director of the company until the next annual meeting of stockholders, or until her successors are elected and qualified.

       Ms. Sally Fonner is an officer and principal stockholder of Stirling. She has also served as the president and sole director of our company since June 18, 2002. Ms. Fonner is not a full-time employee and is not required to devote any specific amount of time to our business. Ms. Fonner graduated from Stephens University in 1969 with a Bachelor of Arts in Social Systems. After a stint in the private sector, she returned to further her education and earned her MBA degree from the Executive Program of the University of Illinois in 1979. Since December 2000, Ms. Fonner has served as the president of Win or Lose Acquisition Corporation, a publicly held blank check company that intends to pursue a business strategy that is similar to our proposed business. Due to significant structural differences between our company and Win or Lose Acquisition Corporation, the two companies are not expected to be direct competitors in the search for acquisition candidates. Stockholders should be aware, however, that Win or Lose Acquisition Corporation will offer a number advantages to substantial acquisition candidates that are contemplating a transaction with a public shell.

       During the past five years Ms. Fonner has served as an officer and director and managed the business affairs of five inactive and insolvent public companies that ultimately engaged in business combination transactions with privately held companies. The following table identifies the five public companies that have been managed by Ms. Fonner during the last five years and provides summary information on the time periods for which she served as an officer and director.

     Company Name                            Term as an officer                  Term as a director

eNote.com, Inc.                           June 1998 to April 1999             June 1998 to November 1999
Telemetrix, Inc.                          July 1997 to April 1999             July 1997 to April 1999
Dupont Direct Financial Holdings, Inc.    June 1998 to April 1999             June 1998 to March 2000
Liberty Group Holdings, Inc.              March 1997 to November 1999         March 1997 to December 1999
Yifan Communications, Inc.                March 2000 to July 2000             March 2000 to March 2001

       From 1996 through 2001, Ms. Fonner was the sole stockholder, officer and director of Capston Network Company, a corporation that performed administrative services for the public companies managed by her. Since February of this year, Ms. Fonner has been an officer and principal stockholder of Stirling. Ms. Fonner is not an officer, director or principal stockholder of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act.

       Vote Required for Approval. Directors will be elected by a plurality of the votes cast at the meeting.

       Only shares voted "FOR" or "AGAINST" the election of Ms. Fonner will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

       The board asks all stockholders to vote for the election of ms. Fonner to serve as the sole director of the company until the next annual meeting of stockholders. The enclosed proxy will be voted for ms. Fonner unless the stockholder votes against ms. Fonner or abstains from voting. Since the board has proposed the plan as an integrated whole, the board may elect to abandon the plan if all of the ratification proposals are not approved by the stockholders.


                  AUTHORIZATION OF COMPENSATORY STOCK ISSUANCES

       As part of the plan, the board proposes to 120,000 shares of New Common to Ms. Fonner and an additional 180,000 shares of New Common to legal counsel and consultants. All such shares will be issued in transactions that are exempt from registration under ss.4(2) of the Act. When we negotiate a business combination, the underlying agreements will probably require the combined companies to register the resale of those securities under the Act. In the absence of such a registration rights agreement, the recipients of those shares may be unable to resell their shares.

       On January 21, 2000, the SEC's Division of Corporate Finance issued an interpretive letter to the OTC Compliance Unit of NASD Regulation, Inc., which addresses seven specific practices that the SEC and the NASD have long considered to be schemes or devices to avoid the registration requirements of the Act. While our prior activities and our proposed stock issuances do not fall within any of the fact patterns discussed in the NASD Regulation letter, the SEC's staff has taken the position that the NASD Regulation letter stands for a broader proposition that persons who may be deemed to be "promoters" of shell companies are always underwriters who may never resell their shares in the absence of an effective registration statement under the Act. We believe the law; the applicable regulations; and the prior decisions of the SEC do not support this expansive interpretation of the NASD Regulation letter. Nevertheless, Ms. Fonner and Stirling will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or other transfer of any shares that are retained by them after the closing of a business combination.

       Under Delaware law, the board of directors generally has the corporate power and authority to issue stock in compensatory transactions as long as the fair value of the consideration received exceeds the par value of the shares issued and is reasonably related to the fair market value of the issued shares. It is ordinarily difficult for stockholders to successfully challenge a compensatory stock issuance unless the transaction terms are inherently unreasonable. Since the contemplated compensatory stock issuances will largely inure to the benefit of a related party, the board believes that stockholder approval of the proposal will effectively foreclose a subsequent legal action to challenge the propriety of the proposed transactions.

       Vote Required for Approval. The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting will be required to approve the issuance of up to 300,000 additional shares of New Common in compensatory transactions.

       Only shares voted "FOR" or "AGAINST" the proposal will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

       The board asks all stockholders to vote for the authorization of additional stock issuances. The enclosed proxy will be voted for the proposal unless the stockholder votes against the proposal or abstains from voting. Since the board has proposed the plan as an integrated whole, the board may elect to abandon the plan if all of the proposals are not approved by the stockholders.


                   AUTHORIZATION OF RELATED PARTY STOCK SALES

       As part of the plan, the board proposes sell 250,000 shares of New Common to Stirling for $30,000 in cash, or $0.12 per share. These funds will be used to pay the out-of-pocket costs associated with conducting the meeting and implementing our business plan. Until the meeting date, Stirling intends to advance funds to our company on an as-needed basis. If the stockholders approve our plan, Stirling will make an additional lump-sum contribution to our company in an amount sufficient bring its' total additional contribution up to $30,000. In return for these additional cash contributions, Stirling will receive 250,000 shares of New Common. The $0.12 per share cash price that Stirling will pay for the additional shares is equal to the original par value of our Common Stock. Since the market value of our New Common may be more than $0.12 per share after meeting, the additional stock sale to Stirling may confer a compensatory benefit on Stirling.

       Under Delaware law, the board of directors generally has the corporate power and authority to issue stock in related party transactions as long as the fair value of the consideration received exceeds the par value of the shares issued and is reasonably related to the fair market value of the issued shares. It is ordinarily difficult for stockholders to successfully challenge such a stock issuance unless the transaction involves a related party or the terms are inherently unreasonable. Since the contemplated sale of 250,000 shares of New Common to Stirling will largely inure to the benefit of a related party, the board believes that stockholder approval of the proposal will effectively foreclose a subsequent legal action to challenge the propriety of the proposed stock sales.

       Vote Required for Approval. The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting will be required to approve the sale of 250,000 additional shares of New Common to Stirling at a price of $0.12 per share.

       Only shares voted "FOR" or "AGAINST" the proposal will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

       The board asks all stockholders to vote for the authorization of the planned stock sale. The enclosed proxy will be voted for the proposal unless the stockholder votes against the proposal or abstains from voting. Since the board has proposed the plan as an integrated whole, the board may elect to abandon the plan if all of the proposals are not approved by the stockholders.


                     APPROVAL OF BUSINESS COMBINATION FORMAT

       A business combination may be structured in the form of a merger, consolidation, reorganization, joint venture or purchase of the stock or assets of an existing business. Certain business combination transactions, such as a statutory merger, are complex to negotiate and implement and require stockholder approval from both parties to the merger. On the other hand, the simplest form of business combination is commonly known as a reverse takeover. In a reverse takeover transaction, the stockholders of the privately held company exchange their private company shares for newly issued stock of the public company. As a result of the transaction, the privately held company becomes a wholly-owned subsidiary of the public company and due to the large number of shares that are customarily issued to stockholders of the privately-held company, those stockholders end up with a controlling interest in the combined companies and are free to appoint their own slate of officers and directors.

       By using an existing public company, a privately held company that wants to establish a public market for its stock can start with an existing stockholder base. In addition, there are usually several brokers who will have an interest in the newly reorganized company because they have stock on their books.

       There are several potential problems that arise in connection with a reverse takeover. First, there may be large blocks of stock in the hands of individuals who are eager to sell at any price, thereby making it difficult to support the market during the period immediately after the reorganization. Second, in addition to inheriting the stockholders and brokers associated with the public company, the stockholders of the private company will also inherit the business history of the public company. Accordingly, a thorough due diligence investigation of the public company and its principal stockholders is essential to ensure that there are no unreported liabilities or other legal problems.

       In general, both the financial community and the regulatory authorities view reverse takeovers with some skepticism until the reorganized company has been active for a sufficient period of time to demonstrate credible operating performance. Until this performance is demonstrated, it can be difficult to raise additional money for a company that went public through a reverse takeover transaction. Therefore, the reverse takeover strategy is most appropriate in cases where the purpose for establishing a public trading market is not related to a perceived short-term need for additional capital.

       While the business combination transaction contemplated by the plan may be structured as a merger or consolidation, the board believes that the reverse takeover format will be most attractive to potential acquisition targets. Accordingly, the board is seeking prior stockholder authorization for a reverse takeover transaction that will involve the issuance of an indeterminate number of shares of New Common to the owners of the target.

       Under Delaware law, the board of directors generally has the corporate power and authority to issue stock in exchange for property as long as the fair value of the consideration received exceeds the par value of the shares issued and is reasonably related to the fair market value of the issued shares. It is ordinarily difficult for stockholders to successfully challenge a property acquisition transaction unless the transaction involves a related party or the terms are inherently unreasonable. Since the contemplated business combination transaction is almost certain to result in a change in control, such a transaction might be subject to a stockholder action to challenge the propriety or fairness of the transaction. The board believes that stockholder approval of the proposal will likely deter stockholders from challenging a specific business combination transaction into by the board, but it will not foreclose such litigation.

       Vote Required for Approval. The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting will be required to approve the proposed business combination format.

       Only shares voted "FOR" or "AGAINST" the proposal will be treated as Votes Cast. Stirling will refrain from voting its shares until the Votes Cast by stockholders who were not previously officers, directors or affiliates of our company have been tallied. When the results of the preliminary stockholder vote are known, Stirling will vote all of its shares in accordance with the wishes of the majority.

       The board asks all stockholders to vote for the approval of the proposed business combination format. The enclosed proxy will be voted for the proposal unless the stockholder votes against the proposal or abstains from voting. Since the board has proposed the plan as an integrated whole, the board may elect to abandon the plan if all of the proposals are not approved by the stockholders.


                RATIFICATION OF AUDITORS FOR CURRENT FISCAL YEAR

       The Board has appointed the firm of Want & Ender CPA PC, Certified Public Accountants, as the Company's independent auditors for the year ending January 31, 2003, and proposed such appointment for ratification by the Company's shareholders. In the event the shareholders fail to ratify the selection of Want & Ender, the Board would reconsider such selection.

       Want & Ender audited the Company's financial statements for the years ended January 31, 1989 through 2002. Want & Ender's report on our Financial Statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. A partner or other representative of Want & Ender is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative is expected to be available to respond to appropriate questions.

       For the year ended January 31, 2002, Want & Ender billed the Company an aggregate of $500.00 for professional services rendered for the audit of the Company's 2002 Financial Statements. Want & Ender did not perform any non-audit related consulting or tax work during the year ended January 31, 2002. Accordingly, our board of directors has determined that Want & Ender has retained its independence.

       Peat Marwick, Main & Co., Certified Public Accountants, audited our financial statements for the year ended January 31, 1987. As a result of the bankruptcy case discussed elsewhere herein, we did not prepare audited financial statements for the year ended January 31, 1988. In connection with the election of the new board of directors on June 18, 2002, the firm of Want & Ender, Certified Public Accountants was retained to audit our balance sheet as of May 11, 1988 and for each of the intervening years during the period from January 31, 1988 through January 31, 2002, and to serve as our auditor in the future.

       Vote Required for Approval. The affirmative vote of the holders of a majority of the common shares represented and voting at the meeting will be required to ratify the selection of Want & Ender as the Company's independent auditors for the current year.

       The Board recommends a vote FOR the ratification of the selection of Want & Ender as the Company's independent auditors for the current fiscal year.


                             ADDITIONAL INFORMATION

       Our 2003 Annual Meeting has been scheduled for July 15, 2003. Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2003 annual meeting is required to submit such proposals to the Company on or before May 15, 2003 and any notice of a stockholder proposal received after this date will be considered untimely.

       Additional soliciting materials that are being sent to stockholders along with this proxy statement include copies of our Annual Report on Form 10-K as of May 11, 1988 and for the fiscal years ended January 31, 1989 through 2002, as filed with the Securities and Exchange Commission on July 3, 2002. The Form 10-K is incorporated herein by this reference and all disclosures herein relating to the company and its management, business and financial condition are qualified in their entirety by reference to the Form 10-K.

       The board of directors is conducting this solicitation on behalf the company. The company will pay the cost of soliciting proxies from its available financial resources. The cost of solicitation including legal, accounting, printing, mailing and other miscellaneous expenses are estimated at $37,500. There is no known opposition to the solicitation. In addition to solicitations by mail, directors, officers and regular employees of the company may solicit proxies by telephone, telegram, fax or personnel solicitation. Brokers, nominees, fiduciaries and other custodians will be instructed to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed for their expenses.

       The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. The company does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the meeting.

PROXY           THE ENCHANTED VILLAGE, INC.            PROXY
-----                                                  -----

            This Proxy is Solicited by The Enchanted Village Inc. for the Special Meeting of Stockholders to be held on December 15, 2002

       The undersigned hereby appoints Mark Dolan and Robert Williams, and each of them, either one of whom may act without the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of the Voting Common Stock of The Enchanted Village, Inc. (the "Company") which the undersigned is entitled to vote at a special meeting of Stockholders to be held at 10:00 am on December 15, 2002, at 1407 Fort Harrison Avenue, Suite F, Clearwater, Florida, and at any and all adjournments thereof:

1.PROPOSED AMENDMENTS to the company's Certificate of Incorporation.
      (a) To increase the company's authorized capital to 50,000,000 shares of Common Stock and 5,000,000 shares of preferred
      stock:
          n FOR               n AGAINST               n ABSTAIN
      (b) To reclassify the company's outstanding non-voting Class A Common Stock as voting Common Stock:
          n FOR               n AGAINST               n ABSTAIN
      (c) To reclassify the company's outstanding Convertible Series A $25 Preferred Stock as voting Common Stock:
          n FOR               n AGAINST               n ABSTAIN
      (d) To implement a reverse split of all of the company's
      outstanding Common Stock in the ratio of one (1) new share for each 6,000 shares presently outstanding:
          n FOR               n AGAINST               n ABSTAIN
      (3) To implement a forward split of all of the company's
      outstanding Common Stock in the ratio of one hundred (100) new shares for each shares outstanding after the completion of the reverse split:
          n FOR               n AGAINST               n ABSTAIN
2.   PROPOSED  RATIFICATION of prior  amendments to the company's by-laws that authorize a  single-member  board of directors until the reorganization of our affairs is completed:
         n FOR               n AGAINST               n ABSTAIN
3.   PROPOSED  ELECTION  of Sally A.  Fonner to serve as the sole member of the board  until the next  annual  meeting of the stockholders, or until her successor is elected and qualified:
         n FOR               n AGAINST               n ABSTAIN
4.   PROPOSED  AUTHORIZATION  for the  issuance  of up to  500,000 shares of New  Common to Ms.  Fonner,  legal  counsel  and consultants in connection with the implementation of the company's business plan:
         n FOR               n AGAINST               n ABSTAIN
5. PROPOSED SALE of 250,000 shares of New Common to Stirling Corporate Services LLC at a price of $0.12 per share:
         n FOR               n AGAINST               n ABSTAIN
6.   PROPOSED AUTHORIZATION for the issuance of an indeterminate number of shares of New Common to unrelated third parties in connection with a business combination of the type contemplated by the company's business plan:
         n FOR               n AGAINST               n ABSTAIN
7. PROPOSED RATIFICATION of the selection of Want & Ender CPA PC, as the Company's independent auditors for the current year:
         n FOR               n AGAINST               n ABSTAIN
8. IN THEIR DISCRETION upon such other matters that may properly come before the meeting and any adjournment thereof:
         n FOR               n AGAINST               n ABSTAIN

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE
       VOTED IN THE MANNER DIRECTED HEREIN.
       UNLESS OTHERWISE SPECIFIED, THE
       SHARES WILL BE VOTED FOR THE
       DIRECTOR NOMINEE AND FOR ALL
       PROPOSALS.

                      The undersigned hereby revokes any Proxy previously given in respect of the Annual Meeting.


Dated: _____________________, 2002


      Signature of Stockholder(s)
      Note: Signature should agree with the name on stock certificate as printed thereon. Executors, administrators and other fiduciaries should so indicate when signing.



       ___ I Plan to personally attend the Special Meeting of the Stockholders

                           PLEASE DATE, SIGN AND RETURN THIS PROXY TO THE
COMPANY IN THE ENCLOSED ENVELOPE.

                                   THANK YOU.

PROXY       THE ENCHANTED VILLAGE, INC.                           PROXY
-----                                                             -----

    This Proxy is Solicited by The Enchanted Village Inc. for the
   Special Meeting of Stockholders to be held on December 15, 2002

       The undersigned hereby appoints Mark Dolan and Robert Williams, and each of them, either one of whom may act without the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of the Non-voting Preferred Stock of The Enchanted Village, Inc. (the "Company") which the undersigned is entitled to vote at a special meeting of Stockholders to be held at 10:00 am on December 15, 2002, at 1407 Fort Harrison Avenue, Suite F, Clearwater, Florida, and at any and all adjournments thereof:

1. PROPOSED AMENDMENTS to the company's Certificate of Incorporation that will reclassify the company's outstanding Convertible Series A $25 Preferred Stock as voting Common Stock:
                  n FOR               n AGAINST               n BROKER NON-VOTE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN .. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE PROPOSAL.

                      The undersigned hereby revokes any Proxy previously given in respect of the Annual Meeting.


Dated: _____________________, 2002

 Signature of Stockholder(s):
          Signature should agree with the name on stock certificate as printed thereon. Executors, administrators and other fiduciaries should so indicate when signing.


  ___ I Plan to personally attend the Special Meeting of the Stockholders

                           PLEASE DATE, SIGN AND RETURN THIS PROXY TO THE
COMPANY IN THE ENCLOSED ENVELOPE.

                                   THANK YOU.